UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 19, 2012
Motricity, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34781	20-1059798
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)
601 108th Avenue Northeast
Suite 900
Bellevue, WA 98004
(Address of Principal Executive Offices, including Zip Code)
(425) 957-6200
(Registrant’s Telephone Number, including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On September 19, 2012, Motricity, Inc. (the “Company”), entered into an amendment (the “Amendment”) to its existing AppCenter Service Exhibit No. 20100607.090.S.002 (the “Agreement”), dated October 1, 2010, as subsequently amended, with AT&T Services, Inc. (“AT&T”).
The Amendment, among other things, extended the term of the Agreement to September 30, 2013.  After March 1, 2013 AT&T may terminate the Agreement upon 30 days written notice.  Other termination provisions of the Agreement are unchanged.  The Amendment also reduced the fees due to the Company under the Agreement.  The Agreement was filed as Exhibit 10.3 to the Company’s Quarterly Report filed on November 3, 2010 with the Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTRICITY, INC. (Registrant)

September 19, 2012 (Date)	By:	/s/ James R. Smith, Jr.
James R. Smith, Jr. Interim Chief Executive Officer